EXHIBIT 3.89

Delaware

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATION OF FORMATION OF “SOUTHWESTERN RADIOLOGY AFFILIATES, LLC” FILED IN THIS OFFICE ON THE TENTH DAY OF AUGUST, AT 4:33 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4858508 8100	AUTHENTICATION: 8165162

100817018	Date: 08-11-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION
OF
SOUTHWESTERN RADIOLOGY AFFILIATES, LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:
     1. The name of the limited liability company is SOUTHWESTERN RADIOLOGY AFFILIATES, LLC (the “Company”).
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     3. The Company shall have the power and authority to carry on any business permitted by, and to have and exercise all of the powers and rights conferred by, the Act as amended from time to time or any successor provisions thereto.
     4. This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 10th day of August, 2010.

/s/ Daniel S. Slipkovich
Daniel S. Slipkovich, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 04:37 PM 08/10/2010 FILED 04:33 PM 08/10/2010 SRV 100817018 — 4858508 FILE